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                                                                    EXHIBIT 23.2

                                  CONSENTS OF
                INDEPENDENT PUBLIC ACCOUNTANTS FOR TENNECO INC.

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 17, 1997, included in Tenneco Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

                                             ARTHUR ANDERSEN LLP

Houston, Texas
May 16, 1997

             INDEPENDENT PUBLIC ACCOUNTANTS FOR TENNECO THRIFT PLAN

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 29, 1996, included in the Annual Report of the Tenneco Thrift Plan on Form 11-K for the year ended December 31, 1995.

                                             ARTHUR ANDERSEN LLP

Houston, Texas
May 16, 1997